                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                     CONTACT:   RUBENSTEIN ASSOCIATES, INC.
                                                                  ROBERT SOLOMON
                                                                  (212)-843-8050
LONE STAR STEAKHOUSE & Saloon, Inc.                               Nasdaq: STAR
LONE STAR CEO ADOPTS 10B5-1 PLAN
WICHITA, KANSAS                                                   APRIL 23, 2004

Lone Star Steakhouse & Saloon,  Inc. ("Lone Star" or "Company")  announced today that Jamie B. Coulter, Chief Executive Officer of the Company, has established a plan to sell up to  500,000  shares  of the Lone Star  common  shares he owns in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934.

In October 2002,  the Board of Directors  adopted a policy that provides for the use of a pre-arranged trading plans as provided by Rule 10b5-1 of the Securities
Exchange Act of 1934, as amended.  Rule 10b5-1 permits officers and directors of public companies to adopt  predetermined  plans for selling specified amounts of stock. The plans may be entered into only when the director or officer is not in possession of material non-public information.

Under the plan, Mr. Coulter has directed a broker  unaffiliated with the Company to sell, subject to certain conditions,  up to 500,000 common shares held by him over the period  commencing April 26, 2004 and ending July 26, 2004. Such shares may include up to 500,000 shares issuable upon the exercise of options  expiring in January 2005.

Lone  Star  owns  and  operates  250  domestic  Lone  Star  Steakhouse  & Saloon restaurants;  15 Sullivan's  Steakhouse  restaurants;  five Del Frisco's  Double
Eagle  Steak  House   restaurants  and  20  Texas  Land  &  Cattle  Steak  House restaurants.  Licensees operate three domestic and fourteen  international  Lone
Star  restaurants,  and one  domestic  Del  Frisco's  Double  Eagle  Steak House restaurant.